Exhibit 99.1

KKR & Co. L.P. Announces Third Quarter 2015 Results

KKR adopts a $500 million unit repurchase program

KKR to change distribution policy to fixed $0.16 per common unit per quarter beginning with the fourth quarter of 2015

GAAP net income (loss) attributable to KKR & Co. L.P. was $(190.6) million and $456.2 million for the quarter and nine months ended September 30, 2015, respectively, down from $89.9 million and $478.2 million in the comparable periods of 2014.

Total distributable earnings was $349.1 million and $1,357.1 million for the quarter and nine months ended September 30, 2015, respectively, down from $504.8 million and $1,652.6 million in the comparable periods of 2014.

Distribution per common unit was $0.35 and $1.23 for the quarter and nine months ended September 30, 2015, respectively, down from $0.45 and $1.55 in the comparable periods of 2014.

Economic net income (loss) (“ENI”) was $(286.0) million and $1,153.3 million for the quarter and nine months ended September 30, 2015, respectively, down from $508.7 million and $1,640.6 million in the comparable periods of 2014.

ENI after taxes per adjusted unit was $(0.37) and $1.13 for the quarter and nine months ended September 30, 2015, respectively, down from $0.50 and $1.81 in the comparable periods of 2014.

Book value was $10.2 billion on a total reportable segment basis as of September 30, 2015 or $12.01 per adjusted unit.

Return on equity and cash return on equity were 9.6% and 15.8%, respectively on a trailing twelve month basis.

Assets under management (“AUM”) and fee paying assets under management (“FPAUM”) totaled $98.7 billion and $82.9 billion, respectively, as of September 30, 2015.

NEW YORK--(BUSINESS WIRE)--October 27, 2015--KKR & Co. L.P. (NYSE:KKR) today reported its third quarter 2015 results.

KKR has adopted a repurchase program for up to $500 million in the aggregate of its outstanding common units. Under this program, units may be repurchased from time to time in open market transactions, in privately negotiated transactions or otherwise.

In addition, KKR has amended its distribution policy effective beginning with the distribution anticipated to be declared in early 2016 with respect to the quarter ending December 31, 2015. Under the new distribution policy, KKR intends to make equal quarterly distributions to holders of its common units in an amount of $0.16 per common unit per quarter. The distribution declared for the quarter ended September 30, 2015 was calculated under the prior distribution policy.

On September 9, 2015, KKR announced a long-term strategic partnership with Marshall Wace LLP and its affiliates. Under the terms of the agreement and subject to customary closing conditions, KKR will acquire at closing a 24.9% interest in Marshall Wace through a combination of cash and common units. In addition, KKR and Marshall Wace have the option to grow KKR’s ownership interest over time to 39.9%.

"Our announcements today, including the introductions of a fixed distribution per quarter and a share buyback program, reflect important changes to our capital management strategy,” said Henry R. Kravis and George R. Roberts, Co-Chairmen and Co-Chief Executive Officers of KKR. “Our strong balance sheet, with approximately $14 billion in assets, allows us to support a meaningful fixed quarterly distribution. We will use incremental retained capital to invest behind our ideas and buy back our units. Over time, we think the market will value what we do with our balance sheet, including repurchasing our own units, more than the variable distributions we have been paying. These changes, coupled with continued investment performance, will allow us to create significant long-term equity value for our unitholders.”

Note: Certain financial measures, including total distributable earnings, FRE, ENI, ENI after taxes, fee and yield earnings, book value, cash and short-term investments and adjusted units, are not presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). See Exhibits B and C for a reconciliation of such measures to financial results prepared in accordance with GAAP.

GAAP RESULTS

GAAP net income (loss) for the quarter and nine months ended September 30, 2015, included net income (loss) attributable to KKR & Co. L.P. of $(190.6) million and $456.2 million, respectively, and net income (loss) attributable to KKR & Co. L.P. per common unit of $(0.42) and $0.95, respectively, on a diluted basis. For the quarter and nine months ended September 30, 2014, net income (loss) attributable to KKR & Co. L.P. was $89.9 million and $478.2 million, respectively, and net income (loss) attributable to KKR & Co. L.P. per common unit was $0.20 and $1.21, respectively, on a diluted basis. The decrease in both comparable periods was primarily due to a decrease in investment income and to a lesser extent a decrease in transaction fees.

SEGMENT RESULTS

KEY METRICS (UNAUDITED)
(Amounts in millions, except per adjusted unit amounts)

	Quarter Ended			Nine Months Ended
	September 30, 2015	September 30, 2014	% Change	September 30, 2015	September 30, 2014	% Change
Total Distributable Earnings

Fees	$246	$309		$817	$891
Realized Cash Carry	265	246		820	995
Net Realized Investment Income	110	245		593	720
Total Cash Revenues	$621	$800	(22)%	$2,230	$2,606	(14)%
Total Cash Expenses and Other	272	295		873	953
Total Distributable Earnings	$349	$505	(31)%	$1,357	$1,653	(18)%
Less: Estimated Current Corporate Income Taxes	(18)	(30)		(73)	(82)
Distributable Earnings, net of taxes	$331	$475	(30)%	$1,284	$1,571	(18)%

Distributable Earnings, net of taxes per KKR & Co. L.P. common unit	$0.40	$0.59	(32)%	$1.57	$2.03	(23)%
Distribution per KKR & Co. L.P. common unit	$0.35	$0.45	(22)%	$1.23	$1.55	(21)%

Payout ratio	88%	76%		79%	76%

Economic Net Income

Management, Monitoring and Transaction Fees, Net	$245	$301		$805	$854
Performance Income	(162)	310		884	1,096
Investment Income	(274)	207		330	648
Total Segment Revenues	$(191)	$818	(123)%	$2,019	$2,598	(22)%
Total Segment Expenses and Other	124	399		1,061	1,170
Economic Net Income, After-Taxes	$(315)	$419	(175)%	$958	$1,428	(33)%

Economic Net Income, After-Taxes per Adjusted Unit	$(0.37)	$0.50	(174)%	$1.13	$1.81	(38)%

Fee and Yield Earnings	$139	$208	(33)%	$487	$525	(7)%

Other

Book Value per Adjusted Unit	$12.01	$12.51	(4)%

	Last Twelve Months Ended
	September 30, 2015	September 30, 2014
Return on Equity	9.6%	24.7%
Cash Return on Equity	15.8%	23.3%

Private Markets

AUM was $60.8 billion as of September 30, 2015, a decrease of $2.3 billion, compared to AUM of $63.1 billion as of June 30, 2015. The decrease was primarily attributable to distributions to limited partners of our private equity funds arising from realizations and to a lesser extent, a decline in the fair value of our private equity portfolio. For the three months ended September 30, 2015, the fair value of our private equity portfolio decreased 1.4%. These decreases were offset by new capital raised primarily in European Fund IV and Global Infrastructure Investors II.

FPAUM was $46.2 billion as of September 30, 2015, a decrease of $0.6 billion, compared to FPAUM of $46.8 billion as of June 30, 2015. The decrease was primarily attributable to distributions to limited partners of our private equity funds arising from realizations which were partially offset by new capital raised in European Fund IV and Global Infrastructure Investors II.

Total segment revenues were $(74.6) million for the quarter ended September 30, 2015, a decrease of $706.2 million, compared to total segment revenues of $631.6 million for the quarter ended September 30, 2014. The decrease was principally attributable to net carried interest losses reflecting a decline in the value of our private equity portfolio and to a lesser extent, net investment losses reflecting overall decreases in the value of our energy and private equity portfolios.

Total segment revenues were $1,798.3 million for the nine months ended September 30, 2015, a decrease of $206.8 million, compared to total segment revenues of $2,005.1 million for the nine months ended September 30, 2014. The decrease was largely attributable to (i) a lower level of net carried interest primarily reflecting a lower level of investment gains at carry earning funds during the current period and (ii) a lower level of investment income primarily relating to investment losses in our energy portfolio during the nine months ended September 30, 2015. For the nine months ended September 30, 2015, the fair value of our private equity portfolio increased 10.5%.

ENI was $(133.7) million for the quarter ended September 30, 2015, a decrease of $532.7 million, compared to ENI of $399.0 million for the quarter ended September 30, 2014. The decrease was primarily attributable to lower total segment revenues as described above partially offset by lower allocations to the carry pool resulting from the lower levels of net carried interest.

Public Markets

AUM was $37.9 billion as of September 30, 2015, a decrease of $0.5 billion, compared to AUM of $38.4 billion as of June 30, 2015. FPAUM was $36.7 billion as of September 30, 2015, a decrease of $0.3 billion, compared to FPAUM of $37.0 billion as of June 30, 2015. For both AUM and FPAUM, the decreases were primarily attributable to distributions and redemptions across multiple strategies, offset by new capital either raised or invested, primarily in Special Situations Fund II and our CLOs.

Total segment revenues were $(163.6) million for the quarter ended September 30, 2015, a decrease of $257.2 million, compared to total segment revenues of $93.6 million for the quarter ended September 30, 2014. The decrease in revenues was principally attributable to (i) net investment losses in the third quarter of 2015 across multiple strategies, primarily in our Special Situations platform and our domestic CLOs, and (ii) net carried interest losses in the third quarter of 2015 primarily reflecting overall decreases in the value of our carry paying vehicles, the most significant of which was our Special Situations Fund.

Total segment revenues were $74.6 million for the nine months ended September 30, 2015, a decrease of $321.8 million, compared to total segment revenues of $396.4 million for the nine months ended September 30, 2014. The decrease was principally attributable to (i) net investment losses for the nine months ended September 30, 2015 due primarily to net unrealized losses in our CLOs and certain other Public Markets related investments and (ii) lower performance income for the period. These decreases were partially offset by an increase in net interest and dividends relating primarily to the yielding assets of KFN, which was acquired on April 30, 2014 but was not contributing to our investment income for the first four months of 2014.

ENI was $(183.3) million for the quarter ended September 30, 2015, a decrease of $231.4 million, compared to ENI of $48.1 million for the quarter ended September 30, 2014. The decrease was principally attributable to the decrease in total segment revenues as described above.

ENI was $(43.9) million for the nine months ended September 30, 2015, a decrease of $295.4 million, compared to ENI of $251.5 million for the nine months ended September 30, 2014. The decrease was principally attributable to the decrease in total segment revenues as described above.

Capital Markets

Total segment revenues were $46.4 million for the quarter ended September 30, 2015, a decrease of $47.0 million, compared to total segment revenues of $93.4 million for the quarter ended September 30, 2014. The decrease in revenues primarily reflects a lower level of overall capital markets transaction activity for the quarter ended September 30, 2015.

Total segment revenues were $145.5 million for the nine months ended September 30, 2015, a decrease of $51.0 million, compared to total segment revenues of $196.5 million for the nine months ended September 30, 2014. The decrease in revenues primarily reflects a lower level of overall capital markets transaction activity for the nine months ended September 30, 2015.

ENI was $30.9 million for the quarter ended September 30, 2015, a decrease of $30.7 million, compared to ENI of $61.6 million for the quarter ended September 30, 2014. The decrease primarily reflects the decrease in total segment revenues as described above.

ENI was $96.2 million for the nine months ended September 30, 2015, a decrease of $32.3 million, compared to ENI of $128.5 million for the nine months ended September 30, 2014. The decrease primarily reflects the decrease in total segment revenues as described above.

CAPITAL AND LIQUIDITY

As of September 30, 2015, KKR had $2.1 billion of cash and short-term investments and $3.0 billion of outstanding debt and preferred share obligations on a total reportable segment basis. This includes KFN’s debt obligations of $657.3 million and KFN’s 7.375% Series A LLC preferred shares of $373.8 million, which are non-recourse to KKR beyond the assets of KFN. As of September 30, 2015, KKR had a $1.0 billion revolving credit facility, which was undrawn. In addition, KKR has a $500.0 million revolving credit facility for use in its capital markets business, which was undrawn as of September 30, 2015.

As of September 30, 2015, KKR’s portion of total uncalled commitments to its investment funds was $1.3 billion. See Exhibit A for details.

DISTRIBUTION

A distribution of $0.35 per common unit has been declared, comprised of (i) $0.08 per common unit from after-tax FRE, (ii) $0.19 per common unit from realized cash carry, (iii) $0.03 per common unit from KKR’s net realized investment income and (iv) $0.05 per common unit from KFN’s net realized investment income. The distribution will be paid on November 24, 2015 to unitholders of record as of the close of business on November 6, 2015. This distribution was calculated under KKR’s prior distribution policy.

The declaration and payment of any distributions including distributions made under KKR’s new policy are subject to the discretion of the board of directors of the general partner of KKR, and the terms of its limited partnership agreement. There can be no assurance that distributions will be made as intended or at all, that unitholders will receive sufficient distributions to satisfy payment of their tax liabilities as limited partners of KKR or that any particular distribution policy will be maintained.

SUPPLEMENTAL INFORMATION

A slide presentation containing supplemental commentary about the Company's financial results for the fiscal quarter ended September 30, 2015 may be accessed through the KKR Investor Relations section of the KKR website at http://ir.kkr.com/kkr_ir/kkr_events.cfm. The presentation will be referenced on the conference call discussed below.

CONFERENCE CALL

A conference call to discuss KKR's financial results will be held on Tuesday, October 27, 2015 at 5:00 p.m. EDT. The conference call may be accessed by dialing (877) 303-2917 (U.S. callers) or +1 (253) 237-1135 (non-U.S. callers); a pass code is not required. Additionally, the conference call will be broadcast live over the Internet and may be accessed through the Investor Center section of KKR's website at http://ir.kkr.com/kkr_ir/kkr_events.cfm. A replay of the live broadcast will be available on KKR's website or by dialing (855) 859-2056 (U.S. callers) or +1 (404) 537-3406 (non-U.S. callers), pass code 33603948, beginning approximately two hours after the broadcast.

From time to time, KKR may use its website as a channel of distribution of material company information. Financial and other important information regarding KKR is routinely posted and accessible on the Investor Center for KKR & Co. L.P. at http://ir.kkr.com/kkr_ir/kkr_events.cfm. In addition, you may automatically receive email alerts and other information about KKR by enrolling your email address at the “Email Alerts” area of the Investor Center on the website.

ABOUT KKR

KKR is a leading global investment firm that manages investments across multiple asset classes including private equity, energy, infrastructure, real estate, credit and hedge funds. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation at the asset level. KKR invests its own capital alongside its partners' capital and brings opportunities to others through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds. For additional information about KKR & Co. L.P. (NYSE: KKR), please visit KKR's website at www.kkr.com and on Twitter @KKR_Co.

FORWARD-LOOKING STATEMENTS

This release contains certain forward-looking statements, including the statements with respect to the strategic partnership with Marshall Wace LLP, the declaration and payment of distributions on common units of KKR and the timing, manner and volume of repurchases of common units pursuant to a repurchase program. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements are based on KKR’s beliefs, assumptions and expectations, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or are within its control. If a change occurs, KKR’s business, financial condition, liquidity and results of operations, including but not limited to AUM, FPAUM, FRE, total distributable earnings, ENI, ENI after taxes, fee and yield earnings, fee and yield EBITDA, equity invested and syndicated capital, uncalled commitments, core interest expense, cash and short-term investments, net realized investment income and book value, may vary materially from those expressed in the forward-looking statements. The following factors, among others, could cause actual results to vary from the forward-looking statements: the general volatility of the capital markets; failure to realize the benefits of or changes in KKR’s business strategies including the ability to realize the anticipated synergies from acquisitions or strategic partnerships; availability, terms and deployment of capital; availability of qualified personnel and expense of recruiting and retaining such personnel; changes in the asset management industry, interest rates or the general economy; underperformance of KKR's investments and decreased ability to raise funds; and the degree and nature of KKR’s competition. All forward looking statements speak only as of the date hereof. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made except as required by law. In addition, KKR’s business strategy is focused on the long term and financial results are subject to significant volatility. Additional information about factors affecting KKR is available in KKR & Co. L.P.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on February 27, 2015, quarterly reports on Form 10-Q for subsequent quarters and other filings with the SEC, which are available at www.sec.gov.

KKR
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (GAAP BASIS - UNAUDITED)
(Amounts in thousands, except common unit and per common unit amounts)

	Quarter Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Revenues
Fees and Other	$188,626	$344,768	$735,845	$897,064
Expenses
Compensation and Benefits	96,959	320,423	873,649	1,010,191
Occupancy and Related Charges	16,484	15,501	48,388	46,968
General, Administrative and Other	163,477	168,486	424,093	505,747
Total Expenses	276,920	504,410	1,346,130	1,562,906
Investment Income (Loss)
Net Gains (Losses) from Investment Activities	(1,555,681)	298,259	3,474,748	4,242,289
Dividend Income	270,759	599,020	710,130	968,626
Interest Income	299,485	260,292	898,628	638,124
Interest Expense	(151,554)	(96,618)	(402,944)	(197,346)
Total Investment Income (Loss)	(1,136,991)	1,060,953	4,680,562	5,651,693

Income (Loss) Before Taxes	(1,225,285)	901,311	4,070,277	4,985,851

Income Tax (Benefit)	(7,390)	29,267	39,295	57,145

Net Income (Loss)	(1,217,895)	872,044	4,030,982	4,928,706

Net Income (Loss) Attributable to
Redeemable Noncontrolling Interests	(12,925)	(2,462)	(11,883)	1,366
Net Income (Loss) Attributable to
Noncontrolling Interests and Appropriated Capital	(1,014,382)	784,568	3,586,640	4,449,146

Net Income (Loss) Attributable to KKR & Co. L.P.	$(190,588)	$89,938	$456,225	$478,194

Net Income (Loss) Attributable to KKR & Co. L.P. Per Common Unit
Basic	$(0.42)	$0.21	$1.03	$1.31
Diluted (a)	$(0.42)	$0.20	$0.95	$1.21
Weighted Average Common Units Outstanding
Basic	452,165,697	419,961,455	444,675,159	364,127,956
Diluted (a)	452,165,697	452,019,742	480,338,335	396,232,828

(a)	KKR Holdings L.P. units have been excluded from the calculation of diluted earnings per common unit since the exchange of these units would not dilute KKR’s respective ownership interests in the KKR Group Partnerships. For the three months ended September 30, 2015, unvested common units and other securities are excluded from the calculation of diluted earnings per common unit because inclusion of such unvested common units and other securities would be anti-dilutive (decrease the loss per common unit).

KKR
STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
(Amounts in thousands, except unit and per unit amounts)

	Quarter Ended			Nine Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Segment Revenues
Management, Monitoring and Transaction Fees, Net
Management Fees	$181,780	$181,401	$173,912	$536,961	$547,979
Monitoring Fees	24,964	47,713	30,449	170,515	96,422
Transaction Fees	61,437	92,951	158,564	257,674	406,385
Fee Credits	(23,293)	(56,458)	(61,811)	(160,245)	(196,309)
Total Management, Monitoring and Transaction Fees, Net	244,888	265,607	301,114	804,905	854,477
Performance Income
Realized Carried Interest	265,291	252,227	246,026	819,943	995,064
Incentive Fees	880	5,893	8,009	12,438	36,506
Unrealized Carried Interest	(428,493)	340,366	56,192	51,157	64,013
Total Performance Income	(162,322)	598,486	310,227	883,538	1,095,583
Investment Income (Loss)
Net Realized Gains (Losses)	61,439	176,260	162,795	418,366	566,184
Net Unrealized Gains (Losses)	(384,460)	131,984	(37,833)	(263,197)	(72,009)
Total Realized and Unrealized	(323,021)	308,244	124,962	155,169	494,175
Net Interest and Dividends	48,637	75,406	82,254	174,718	153,850
Total Investment Income (Loss)	(274,384)	383,650	207,216	329,887	648,025
Total Segment Revenues	(191,818)	1,247,743	818,557	2,018,330	2,598,085
Segment Expenses
Compensation and Benefits
Cash Compensation and Benefits	88,033	98,871	108,790	293,931	309,149
Realized Allocation to Carry Pool	106,116	100,891	98,411	327,977	398,026
Unrealized Allocation to Carry Pool	(170,621)	136,566	22,696	21,576	27,951
Total Compensation and Benefits	23,528	336,328	229,897	643,484	735,126
Occupancy and Related Charges	15,720	15,475	14,458	45,991	43,404
Other Operating Expenses	52,081	51,613	60,272	164,640	167,384
Total Segment Expenses	91,329	403,416	304,627	854,115	945,914
Income (Loss) attributable to noncontrolling interests	2,902	4,383	5,189	10,907	11,597
Economic Net Income (Loss) (a)	$(286,049)	$839,944	$508,741	$1,153,308	$1,640,574
Provision for Income Tax (Benefit)	(19,505)	44,836	47,361	46,566	90,272
Equity-based Charges	48,252	48,453	42,090	148,970	122,320
Economic Net Income (Loss), After Taxes (b)	$(314,796)	$746,655	$419,290	$957,772	$1,427,982

Economic Net Income (Loss), After Taxes Per Adjusted Unit	$(0.37)	$0.88	$0.50	$1.13	$1.81
Weighted Average Adjusted Units (Fully Diluted Basis) (a)	851,704,303	852,128,762	835,957,683	850,644,918	787,502,790

Assets Under Management	$98,708,500	$101,569,600	$96,149,900	$98,708,500	$96,149,900
Fee Paying Assets Under Management	$82,889,000	$83,732,800	$81,356,700	$82,889,000	$81,356,700
Equity Invested and Syndicated Capital	$1,462,900	$2,011,100	$4,751,400	$6,419,400	$10,474,200
Uncalled Commitments	$26,892,300	$25,906,300	$17,555,400	$26,892,300	$17,555,400

Other Information
Fee Related Earnings	$89,934	$105,541	$125,603	$312,781	$371,046
Plus: Net Interest and Dividends	48,637	75,406	82,254	174,718	153,850
Fee and Yield Earnings (a)	$138,571	$180,947	$207,857	$487,499	$524,896
Plus: Depreciation and Amortization	3,745	3,918	3,777	11,544	11,952
Plus: Core Interest Expense	30,429	30,750	23,347	86,511	60,952
Fee and Yield EBITDA (a)	$172,745	$215,615	$234,981	$585,554	$597,800

Total Distributable Earnings (a)	$349,115	$491,407	$504,817	$1,357,053	$1,652,598
GAAP interest expense	$151,554	$139,427	$96,618	$402,944	$197,346
Less: interest expense related to debt obligations
from investment financing arrangements and KFN	121,125	108,677	73,271	316,433	136,394
Core Interest Expense (a)	$30,429	$30,750	$23,347	$86,511	$60,952

(a)	See definitions for economic net income (loss), adjusted units, fee and yield earnings, fee and yield EBITDA, total distributable earnings and core interest expense under “Notes to Reportable Segments.”
(b)	Represents economic net income (loss) after reductions for income taxes and equity-based charges.

KKR
STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION
PRIVATE MARKETS SEGMENT (UNAUDITED)
(Amounts in thousands)

	Quarter Ended			Nine Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Segment Revenues
Management, Monitoring and Transaction Fees, Net
Management Fees	$118,250	$115,346	$107,443	$342,872	$342,024
Monitoring Fees	24,964	47,713	30,449	170,515	96,422
Transaction Fees	17,732	40,321	67,772	104,652	206,132
Fee Credits	(20,266)	(53,286)	(58,810)	(143,458)	(182,626)
Total Management, Monitoring and Transaction Fees, Net	140,680	150,094	146,854	474,581	461,952

Performance Income
Realized Carried Interest	265,291	243,274	236,126	810,990	960,414
Incentive Fees	—	—	—	—	—
Unrealized Carried Interest	(394,126)	312,379	53,776	45,190	35,988
Total Performance Income	(128,835)	555,653	289,902	856,180	996,402

Investment Income (Loss)
Net Realized Gains (Losses)	59,880	145,817	165,047	388,961	549,137
Net Unrealized Gains (Losses)	(149,865)	145,094	8,293	74,592	(43,763)
Total Realized and Unrealized	(89,985)	290,911	173,340	463,553	505,374
Net Interest and Dividends	3,538	8,234	21,463	3,941	41,415
Total Investment Income (Loss)	(86,447)	299,145	194,803	467,494	546,789
Total Segment Revenues	(74,602)	1,004,892	631,559	1,798,255	2,005,143

Segment Expenses
Compensation and Benefits
Cash Compensation and Benefits	57,991	65,939	59,991	197,897	183,411
Realized Allocation to Carry Pool	106,116	97,310	94,451	324,396	384,166
Unrealized Allocation to Carry Pool	(156,874)	125,371	21,729	19,190	16,742
Total Compensation and Benefits	7,233	288,620	176,171	541,483	584,319
Occupancy and Related Charges	11,937	11,832	11,460	34,785	34,784
Other Operating Expenses	39,674	38,125	44,619	119,915	124,267
Total Segment Expenses	58,844	338,577	232,250	696,183	743,370

Income (Loss) attributable to noncontrolling interests	250	143	342	1,112	1,192

Economic Net Income (Loss)	$(133,696)	$666,172	$398,967	$1,100,960	$1,260,581

Assets Under Management	$60,781,200	$63,129,200	$59,168,300	$60,781,200	$59,168,300
Fee Paying Assets Under Management	$46,199,000	$46,758,800	$45,591,600	$46,199,000	$45,591,600
Equity Invested	$867,000	$1,258,200	$2,389,200	$4,172,600	$6,395,400
Uncalled Commitments	$21,610,400	$21,078,400	$14,907,300	$21,610,400	$14,907,300

KKR
STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION
PUBLIC MARKETS SEGMENT (UNAUDITED)
(Amounts in thousands)

	Quarter Ended			Nine Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Segment Revenues
Management, Monitoring and Transaction Fees, Net
Management Fees	$63,530	$66,055	$66,469	$194,089	$205,955
Monitoring Fees	—	—	—	—	—
Transaction Fees	3,386	3,873	3,262	20,689	16,634
Fee Credits	(3,027)	(3,172)	(3,001)	(16,787)	(13,683)
Total Management, Monitoring and Transaction Fees, Net	63,889	66,756	66,730	197,991	208,906

Performance Income
Realized Carried Interest	—	8,953	9,900	8,953	34,650
Incentive Fees	880	5,893	8,009	12,438	36,506
Unrealized Carried Interest	(34,367)	27,987	2,416	5,967	28,025
Total Performance Income	(33,487)	42,833	20,325	27,358	99,181

Investment Income (Loss)
Net Realized Gains (Losses)	1,538	31,192	(630)	33,414	19,133
Net Unrealized Gains (Losses)	(230,569)	(11,988)	(46,118)	(330,434)	(27,553)
Total Realized and Unrealized	(229,031)	19,204	(46,748)	(297,020)	(8,420)
Net Interest and Dividends	34,995	59,390	53,335	146,257	96,734
Total Investment Income (Loss)	(194,036)	78,594	6,587	(150,763)	88,314
Total Segment Revenues	(163,634)	188,183	93,642	74,586	396,401

Segment Expenses
Compensation and Benefits
Cash Compensation and Benefits	21,002	22,785	26,787	67,792	80,436
Realized Allocation to Carry Pool	—	3,581	3,960	3,581	13,860
Unrealized Allocation to Carry Pool	(13,747)	11,195	967	2,386	11,209
Total Compensation and Benefits	7,255	37,561	31,714	73,759	105,505
Occupancy and Related Charges	3,096	2,977	2,518	9,195	7,234
Other Operating Expenses	9,004	10,617	10,929	34,575	30,910
Total Segment Expenses	19,355	51,155	45,161	117,529	143,649

Income (Loss) attributable to noncontrolling interests	305	478	335	958	1,242

Economic Net Income (Loss)	$(183,294)	$136,550	$48,146	$(43,901)	$251,510

Assets Under Management	$37,927,300	$38,440,400	$36,981,600	$37,927,300	$36,981,600
Fee Paying Assets Under Management	$36,690,000	$36,974,000	$35,765,100	$36,690,000	$35,765,100
Equity Invested	$583,400	$320,800	$442,200	$1,553,500	$1,900,700
Uncalled Commitments	$5,281,900	$4,827,900	$2,648,100	$5,281,900	$2,648,100
Gross Dollars Invested	$1,181,400	$1,110,100	$1,122,100	$3,502,300	$2,880,000

KKR
STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION
CAPITAL MARKETS SEGMENT (UNAUDITED)
(Amounts in thousands)

	Quarter Ended			Nine Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Segment Revenues
Management, Monitoring and Transaction Fees, Net
Management Fees	$—	$—	$—	$—	$—
Monitoring Fees	—	—	—	—	—
Transaction Fees	40,319	48,757	87,530	132,333	183,619
Fee Credits	—	—	—	—	—
Total Management, Monitoring and Transaction Fees, Net	40,319	48,757	87,530	132,333	183,619

Performance Income
Realized Carried Interest	—	—	—	—	—
Incentive Fees	—	—	—	—	—
Unrealized Carried Interest	—	—	—	—	—
Total Performance Income	—	—	—	—	—

Investment Income (Loss)
Net Realized Gains (Losses)	21	(749)	(1,622)	(4,009)	(2,086)
Net Unrealized Gains (Losses)	(4,026)	(1,122)	(8)	(7,355)	(693)
Total Realized and Unrealized	(4,005)	(1,871)	(1,630)	(11,364)	(2,779)
Net Interest and Dividends	10,104	7,782	7,456	24,520	15,701
Total Investment Income (Loss)	6,099	5,911	5,826	13,156	12,922
Total Segment Revenues	46,418	54,668	93,356	145,489	196,541

Segment Expenses
Compensation and Benefits
Cash Compensation and Benefits	9,040	10,147	22,012	28,242	45,302
Realized Allocation to Carry Pool	—	—	—	—	—
Unrealized Allocation to Carry Pool	—	—	—	—	—
Total Compensation and Benefits	9,040	10,147	22,012	28,242	45,302
Occupancy and Related Charges	687	666	480	2,011	1,386
Other Operating Expenses	3,403	2,871	4,724	10,150	12,207
Total Segment Expenses	13,130	13,684	27,216	40,403	58,895

Income (Loss) attributable to noncontrolling interests	2,347	3,762	4,512	8,837	9,163

Economic Net Income (Loss)	$30,941	$37,222	$61,628	$96,249	$128,483

Syndicated Capital	$12,500	$432,100	$1,920,000	$693,300	$2,178,100

KKR
BALANCE SHEET
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
(Amounts in thousands, except per unit amounts)

	As of		As of
	September 30, 2015		December 31, 2014
Cash and short-term investments	$2,062,633		$1,121,385
Investments	9,278,102	(a)	9,807,606
Unrealized carry (b)	1,341,473	(b)	1,283,022	(b)
Other assets	1,066,591		999,654
Total assets	$13,748,799		$13,211,667

Debt obligations - KKR (ex-KFN)	$2,000,000		$1,527,000
Debt obligations - KFN	657,310		657,310
Preferred shares - KFN	373,750		373,750
Other liabilities	361,557		413,808
Total liabilities	3,392,617		2,971,868
Noncontrolling interests	124,619		121,574
Book value	$10,231,563		$10,118,225

Book value per adjusted unit	$12.01		$12.07

(a) See schedule of investments that follows on the next page.

	As of		As of
(b) Unrealized Carry	September 30, 2015		December 31, 2014
Private Markets	$1,251,503		$1,196,633
Public Markets	89,970		86,389
Total	$1,341,473		$1,283,022

KKR
SCHEDULE OF INVESTMENTS
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
(Amounts in thousands, except percentage amounts)

	As of September 30, 2015

Investments	Cost	Fair Value	Fair Value as a Percentage of Total Investments

Private Equity Co-Investments	$2,338,853	$2,930,212	31.6%
Private Equity Funds	812,983	1,045,475	11.3%
Private Equity Total	3,151,836	3,975,687	42.9%
Energy	950,476	636,479	6.9%
Real Estate	754,913	801,544	8.6%
Infrastructure	176,814	188,440	2.0%
Real Assets Total	1,882,203	1,626,463	17.5%

Private Markets Total	5,034,039	5,602,150	60.4%

Special Situations	799,103	791,583	8.5%
Direct Lending	116,468	112,714	1.2%
Mezzanine	89,991	95,173	1.0%
Alternative Credit Total	1,005,562	999,470	10.7%
CLOs (a)	1,415,896	1,137,612	12.3%
Liquid Credit	203,706	203,084	2.2%
Credit Total	2,625,164	2,340,166	25.2%

Specialty Finance	277,421	236,753	2.6%

Public Markets Total	2,902,585	2,576,919	27.8%

Other	1,149,469	1,099,033	11.8%

Total Investments	$9,086,093	$9,278,102	100.0%

Significant Aggregate Portfolio Company Investments: (b)
First Data Corporation	$1,061,332	$1,310,542	14.1%
Walgreens Boots Alliance	165,776	659,487	7.1%
HCA Inc.	29,455	193,538	2.1%
U.S. Foodservice, Inc.	80,000	96,000	1.0%
Zimmer Biomet Holdings Inc.	68,572	86,755	0.9%
	1,405,135	2,346,322	25.2%
Other Investments	7,680,958	6,931,780	74.8%
Total Investments	$9,086,093	$9,278,102	100.0%

(a)	Includes approximately $80.6 million of CLOs that are not held for investment purposes and are held at cost. For prior periods, all CLOs were held at fair value.
(b)	The significant aggregate portfolio company investments include the top five private equity investments in portfolio companies (other than investments expected to be syndicated or transferred in connection with new fundraising) based on their fair market value as of September 30, 2015. The fair value figures include the co-investment and the limited partner and/or general partner interests held by KKR in the underlying portfolio company.

KKR
ASSETS UNDER MANAGEMENT* (UNAUDITED)
(Amounts in thousands)

	Private Markets Segment	Public Markets Segment		Total Reportable Segments
Quarter Ended September 30, 2015
June 30, 2015	$63,129,200	$38,440,400		$101,569,600
New Capital Raised	999,500	1,897,300		2,896,800
Distributions	(2,697,400)	(1,559,200)	(b)	(4,256,600)
Change in Value	(650,100)	(851,200)		(1,501,300)
September 30, 2015	$60,781,200	$37,927,300		$98,708,500

Nine Months Ended September 30, 2015
December 31, 2014	$61,505,800	$37,106,700		$98,612,500
New Capital Raised	3,733,300	6,346,900		10,080,200
Distributions	(9,111,400)	(4,793,100)	(c)	(13,904,500)
Net Changes in Fee Base of Certain Funds (a)	—	(238,600)		(238,600)
Change in Value	4,653,500	(494,600)		4,158,900
September 30, 2015	$60,781,200	$37,927,300		$98,708,500

Trailing Twelve Months Ended September 30, 2015
September 30, 2014	$59,168,300	$36,981,600		$96,149,900
New Capital Raised	7,340,300	8,577,900		15,918,200
Distributions	(11,212,000)	(6,775,700)	(d)	(17,987,700)
Net Changes in Fee Base of Certain Funds (a)	—	(238,600)		(238,600)
Change in Value	5,484,600	(617,900)		4,866,700
September 30, 2015	$60,781,200	$37,927,300		$98,708,500

Supplemental AUM Information:
	Private Markets Segment	Public Markets Segment		Total Reportable Segments

Net AUM of Strategic Partnerships (Pro-rata based on ownership interest)	$200,800	$2,772,000		$2,972,800
Capital Commitments Excluded from AUM ("Shadow AUM")	5,794,600	4,938,600		10,733,200
AUM as Reported at September 30, 2015	60,781,200	37,927,300		98,708,500
Total at September 30, 2015	$66,776,600	$45,637,900		$112,414,500

*Except as shown under "Supplemental AUM Information," excludes those assets managed by strategic partnerships where KKR does not hold more than a 50% ownership interest and excludes capital commitments for which KKR is entitled to management fees or carried interest upon the satisfaction of certain conditions in the future.
(a)	Represents the impact of certain funds entering the post-investment period
(b)	Includes $394.2 million of redemptions by fund investors.
(c)	Includes $1,511.1 million of redemptions by fund investors.
(d)	Includes $2,647.2 million of redemptions by fund investors.

KKR
FEE PAYING ASSETS UNDER MANAGEMENT* (UNAUDITED)
(Amounts in thousands)

	Private Markets Segment	Public Markets Segment		Total Reportable Segments
Quarter Ended September 30, 2015
June 30, 2015	$46,758,800	$36,974,000		$83,732,800
New Capital Raised	1,028,800	1,804,900		2,833,700
Distributions	(1,645,400)	(1,474,000)	(b)	(3,119,400)
Change in Value	56,800	(614,900)		(558,100)
September 30, 2015	$46,199,000	$36,690,000		$82,889,000

Nine Months Ended September 30, 2015
December 31, 2014	$47,262,500	$35,783,900		$83,046,400
New Capital Raised	3,472,900	6,021,900		9,494,800
Distributions	(4,330,100)	(4,254,200)	(c)	(8,584,300)
Net Changes in Fee Base of Certain Funds (a)	—	(325,200)		(325,200)
Change in Value	(206,300)	(536,400)		(742,700)
September 30, 2015	$46,199,000	$36,690,000		$82,889,000

Trailing Twelve Months Ended September 30, 2015
September 30, 2014	$45,591,600	$35,765,100		$81,356,700
New Capital Raised	6,752,100	8,078,600		14,830,700
Distributions	(5,775,800)	(6,101,600)	(d)	(11,877,400)
Net Changes in Fee Base of Certain Funds (a)	—	(325,200)		(325,200)
Change in Value	(368,900)	(726,900)		(1,095,800)
September 30, 2015	$46,199,000	$36,690,000		$82,889,000

* Excludes those assets managed by strategic partnerships where KKR does not hold more than a 50% ownership interest and excludes capital commitments for which KKR is entitled to management fees or carried interest upon the satisfaction of certain conditions in the future.

(a)	Represents the impact of certain funds entering the post-investment period.
(b)	Includes $394.2 million of redemptions by fund investors.
(c)	Includes $1,511.1 million of redemptions by fund investors.
(d)	Includes $2,647.2 million of redemptions by fund investors.

KKR
INVESTMENT VEHICLE SUMMARY (a) (UNAUDITED)
As of September 30, 2015
(Amounts in millions, except percentages)

	Investment Period		Amount
	Commencement Date	End Date	Commitment	Uncalled Commitments	Percentage Committed by General Partner	Invested	Realized	Remaining Cost	Remaining Fair Value
Private Markets

Private Equity Funds
European Fund IV (b)	12/2014	12/2020	$3,418.6	$3,257.7	5.8%	$160.9	$—	$160.9	$197.2
Asian Fund II (b)	4/2013	4/2019	5,825.0	3,839.1	1.3%	2,599.7	613.7	1,985.9	2,731.2
North America Fund XI (b)	9/2012	9/2018	8,718.4	3,981.2	2.9%	5,555.7	1,597.7	4,357.9	6,268.5
China Growth Fund	11/2010	11/2016	1,010.0	399.5	1.0%	610.5	166.6	535.0	686.9
E2 Investors (Annex Fund)	8/2009	11/2013	195.8	—	4.9%	195.8	195.7	18.1	48.2
European Fund III	3/2008	3/2014	6,138.5	828.8	4.6%	5,309.7	4,392.7	3,278.6	4,312.4
Asian Fund	7/2007	4/2013	3,983.3	129.5	2.5%	3,853.8	5,343.1	1,973.0	2,541.8
2006 Fund	9/2006	9/2012	17,642.2	525.7	2.1%	17,116.5	17,585.2	8,178.0	13,456.0
European Fund II	11/2005	10/2008	5,750.8	—	2.1%	5,750.8	6,574.3	841.1	1,859.3
Millennium Fund	12/2002	12/2008	6,000.0	—	2.5%	6,000.0	11,901.7	1,156.2	2,156.7
European Fund	12/1999	12/2005	3,085.4	—	3.2%	3,085.4	8,748.0	—	17.8
Total Private Equity Funds			61,768.0	12,961.5		50,238.8	57,118.7	22,484.7	34,276.0

Co-Investment Vehicles (b)	Various	Various	5,701.3	2,757.4	Various	3,038.5	1,801.7	2,183.5	3,177.9

Total Private Equity			67,469.3	15,718.9		53,277.3	58,920.4	24,668.2	37,453.9

Real Assets
Energy Income and Growth Fund	9/2013	9/2018	1,974.2	1,217.7	12.8%	756.5	127.1	673.8	518.2
Natural Resources Fund	Various	Various	887.4	2.9	Various	884.5	96.6	809.9	243.6
Global Energy Opportunities (b)	Various	Various	1,026.4	807.9	Various	252.7	53.8	220.9	139.8
Global Infrastructure Investors (b)	9/2011	10/2014	1,040.1	129.8	4.8%	938.2	128.0	910.3	1,014.3
Global Infrastructure Investors II	10/2014	10/2020	3,037.5	2,842.1	4.1%	195.4	—	195.4	215.8
Infrastructure Co-Investments	Various	Various	1,125.0	—	Various	1,125.0	356.5	1,125.0	1,542.3
Real Estate Partners Americas (b)	5/2013	12/2016	1,229.1	614.1	16.3%	755.5	303.6	614.6	690.7
Real Estate Partners Europe (b)	9/2015	(d)	277.0	277.0	36.1%	—	—	—	—
Real Assets			10,596.7	5,891.5		4,907.8	1,065.6	4,549.9	4,364.7

Private Markets Total			78,066.0	21,610.4		58,185.1	59,986.0	29,218.1	41,818.6

Public Markets
Special Situations Fund	12/2012	12/2015	2,184.1	168.4	11.6%	2,015.7	184.2	2,015.7	2,230.1
Special Situations Fund II	12/2014	(c)	1,694.5	1,319.5	8.9%	375.0	—	375.0	268.1
Mezzanine Fund	3/2010	3/2015	1,022.8	150.6	4.4%	872.2	435.2	666.6	715.2
Lending Partners	12/2011	12/2014	460.2	91.7	15.2%	368.5	167.7	324.7	306.3
Lending Partners II	06/2014	06/2017	1,335.9	889.6	3.7%	446.3	13.0	446.3	466.7
Lending Partners Europe	03/2015	03/2018	556.6	543.2	7.3%	13.4	—	13.4	22.0
Other Alternative Credit Vehicles	Various	Various	4,430.9	2,118.9	Various	2,312.0	1,359.3	1,521.2	1,755.5

Public Markets Total			11,685.0	5,281.9		6,403.1	2,159.4	5,362.9	5,763.9

Grand Total			$89,751.0	$26,892.3		$64,588.2	$62,145.4	$34,581.0	$47,582.5

(a)	Reflects investment vehicles for which KKR has the ability to earn carried interest.
(b)	The “Invested” and “Realized” columns include the amounts of any realized investments that restored the unused capital commitments of the fund investors.
(c)	Three years from final close.
(d)	Four years from final close.

KKR
DISTRIBUTION CALCULATION (UNAUDITED)
(Amounts in thousands, except unit and per unit amounts)

	Quarter Ended			Nine Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Cash Revenues
Fees	$245,768	$271,500	$309,123	$817,343	$890,983
Realized cash carry	265,291	252,227	246,026	819,943	995,064
Net realized investment income - KKR (ex-KFN)	67,942	195,408	192,146	454,827	630,749
Net realized investment income - KFN	42,134	56,258	52,903	138,257	89,285
Total Cash Revenues	621,135	775,393	800,198	2,230,370	2,606,081

Cash Expenses
Cash compensation and benefits	88,033	98,871	108,790	293,931	309,149
Realized cash carry allocated to carry pool	106,116	100,891	98,411	327,977	398,026
Occupancy and related charges	15,720	15,475	14,458	45,991	43,404
Other operating expenses	52,081	51,613	60,272	164,640	167,384
Total Cash Expenses	261,950	266,850	281,931	832,539	917,963

Cash income (loss) before noncontrolling interests and local taxes	359,185	508,543	518,267	1,397,831	1,688,118

Less: local income taxes	(7,168)	(12,753)	(8,261)	(29,871)	(23,923)
Less: noncontrolling interests	(2,902)	(4,383)	(5,189)	(10,907)	(11,597)
Total Distributable Earnings	349,115	491,407	504,817	1,357,053	1,652,598
Less: estimated current corporate income taxes	(18,005)	(26,155)	(29,505)	(73,015)	(81,975)
Distributable Earnings, net of taxes	331,110	465,252	475,312	1,284,038	1,570,623
Less: Undistributed net realized investment income - KKR (ex-KFN)	(40,765)	(117,245)	(115,288)	(272,896)	(378,450)
Distributed Earnings	$290,345	$348,007	$360,024	$1,011,142	$1,192,173

Distributable Earnings, net of taxes per KKR & Co. L.P. common unit	$0.40	$0.57	$0.59	$1.57	$2.03

Distribution per KKR & Co. L.P. common unit	$0.35	$0.42	$0.45	$1.23	$1.55

Components of Distribution per KKR & Co. L.P. Common Unit

After-tax FRE	$0.08	$0.07	$0.10	$0.25	$0.34
Realized Cash Carry	$0.19	$0.18	$0.18	$0.59	$0.76
Distributed Net Realized Investment Income - KKR (ex-KFN)	$0.03	$0.10	$0.10	$0.22	$0.33
Distributed Net Realized Investment Income - KFN	$0.05	$0.07	$0.07	$0.17	$0.12

Fee and yield earnings distribution per KKR & Co. L.P. common unit	$0.12	$0.15	$0.18	$0.42	$0.49

Adjusted Units Eligible For Distribution	820,963,035	820,963,434	808,698,012

Payout Ratio	87.7%	74.8%	75.7%	78.7%	75.9%

KKR
Notes to Reportable Segments (Unaudited)

The segment key performance measures that follow are used by management in making operating and resource deployment decisions as well as assessing the overall performance of each of KKR’s reportable business segments. The reportable segments for KKR’s business are presented prior to giving effect to the allocation of income (loss) between KKR & Co. L.P. and KKR Holdings L.P. and as such represent the business in total. In addition, KKR’s reportable segments are presented without giving effect to the consolidation of the funds that KKR manages.

KKR discloses the following financial measures in this earnings release that are calculated and presented using methodologies other than in accordance with GAAP. We believe that providing these performance measures on a supplemental basis to our GAAP results is helpful to unitholders in assessing the overall performance of KKR’s businesses. These financial measures should not be considered as a substitute for similar financial measures calculated in accordance with GAAP. We caution readers that these non-GAAP financial measures may differ from the calculations of other investment managers, and as a result, may not be comparable to similar measures presented by other investment managers. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included elsewhere within this earnings release.

Fee related earnings (“FRE”) is comprised of (i) total management, monitoring and transaction fees, net, plus incentive fees, less (ii) cash compensation and benefits, occupancy and related charges and other operating expenses. It is a measure of the operating earnings of KKR and its business segments before carried interest and related carry pool allocations and investment income and comprises a portion of KKR's quarterly distribution under its prior distribution policy. We believe this measure is useful to unitholders as it provides additional insight into the operating profitability of our fee generating management companies and capital markets businesses. The components of FRE on a segment basis differ from the equivalent GAAP amounts on a consolidated basis as a result of: (i) the inclusion of management fees earned from consolidated funds that were eliminated in consolidation; (ii) the exclusion of fees and expenses of certain consolidated entities; (iii) the exclusion of charges relating to the amortization of intangible assets; (iv) the exclusion of charges relating to carry pool allocations; (v) the exclusion of non-cash equity-based charges and other non-cash compensation charges borne by KKR Holdings or incurred under the KKR & Co. L.P. 2010 Equity Incentive Plan (“Equity Incentive Plan”); (vi) the exclusion of certain reimbursable expenses; and (vii) the exclusion of certain non-recurring items. After tax FRE represents FRE after deductions for current corporate and local income taxes and noncontrolling interests.

Economic net income (loss) (“ENI”) is a measure of profitability for KKR’s reportable segments and is used by management as an alternative measurement of the operating and investment earnings of KKR and its business segments. We believe this measure is useful to unitholders as it provides additional insight into the overall profitability of KKR’s businesses inclusive of carried interest and related carry pool allocations and investment income. ENI is comprised of total segment revenues less total segment expenses and certain economic interests in KKR’s segments held by third parties. ENI differs from net income (loss) on a GAAP basis as a result of: (i) the inclusion of management fees earned from consolidated funds that were eliminated in consolidation; (ii) the exclusion of fees and expenses of certain consolidated entities; (iii) the exclusion of charges relating to the amortization of intangible assets; (iv) the exclusion of non-cash equity-based charges and other non-cash compensation charges borne by KKR Holdings or incurred under the Equity Incentive Plan and other securities that are exchangeable for common units of KKR & Co. L.P.; (v) the exclusion of certain non-recurring items; (vi) the exclusion of investment income (loss) relating to noncontrolling interests; and (vii) the exclusion of income taxes.

Fee and Yield Earnings is comprised of FRE and net interest and dividends from KKR’s business segments. This measure is used by management as a measure of the cash earnings of KKR and its business segments’ investment income. We believe this measure is useful to unitholders as it provides insight into the amount of KKR’s cash earnings, significant portions of which tend to be more recurring than realized carried interest and net realized gains from quarter to quarter.

Fee and Yield EBITDA is comprised of Fee and Yield Earnings before the impact of depreciation of fixed assets and core interest expense. This is used by management as another measure of the cash earnings of KKR and its business segments investment income. We believe this measure is also useful to unitholders as it provides insight into the amount of KKR’s cash earnings before the impact of interest expense, significant portions of which tend to be more recurring than realized carried interest and realized investment income from quarter to quarter.

Net realized investment income – KKR (ex-KFN) refers to net cash income from (i) realized investment gains and losses excluding certain realized investment losses to the extent unrealized losses on these investments were recognized prior to the combination with KPE on October 1, 2009, (ii) dividend income, and (iii) interest income net of interest expense in each case generated by KKR (excluding KFN). This term describes a portion of KKR’s quarterly distribution under KKR's prior distribution policy and excludes net realized investment income of KFN.

Net realized investment income – KFN refers to net cash income from (i) realized investment gains and losses, (ii) dividend income and (iii) interest income net of interest expense less certain general and administrative expenses incurred in the generation of net realized investment income in each case generated by KFN. This term describes a portion of KKR’s quarterly distribution under KKR's prior distribution policy.

Investments is a term used solely for purposes of financial presentation of a portion of KKR’s balance sheet and includes majority investments in subsidiaries that operate KKR’s asset management and broker-dealer businesses, including the general partner interests of KKR’s investment funds.

Total distributable earnings is the sum of (i) FRE, (ii) carry distributions received from KKR’s investment funds which have not been allocated as part of its carry pool, (iii) net realized investment income — KKR (ex-KFN) and (iv) net realized investment income — KFN; less (i) applicable local income taxes, if any, and (ii) noncontrolling interests. We believe this measure is useful to unitholders as it provides a supplemental measure to assess performance, excluding the impact of mark-to-market gains (losses), and amounts available for distribution to KKR unitholders. However, total distributable earnings is not a measure that calculates actual distributions under KKR’s prior or current distribution policy.

Assets under management (“AUM”) represent the assets from which KKR is entitled to receive fees or a carried interest and general partner capital. We believe this measure is useful to unitholders as it provides additional insight into KKR’s capital raising activities and the overall activity in its investment funds. KKR calculates the amount of AUM as of any date as the sum of: (i) the fair value of the investments of KKR’s investment funds plus uncalled capital commitments from these funds; (ii) the fair value of investments in KKR’s co-investment vehicles; (iii) the net asset value of certain of KKR’s fixed income products; (iv) the value of outstanding CLOs (excluding CLOs wholly-owned by KKR); and (v) the fair value of other assets managed by KKR. AUM excludes those assets managed by entities where KKR does not hold more than a 50% ownership interest. KKR’s definition of AUM is not based on any definition of AUM that may be set forth in the agreements governing the investment funds, vehicles or accounts that it manages or calculated pursuant to any regulatory definitions.

Fee paying AUM (“FPAUM”) represents only those assets under management from which KKR receives management fees. We believe this measure is useful to unitholders as it provides additional insight into the capital base upon which KKR earns management fees. This relates to KKR’s capital raising activities and the overall activity in its investment funds or CLOs, for only those funds or CLOs where KKR receives fees (i.e., excluding vehicles that receive only carried interest or general partner capital). FPAUM is the sum of all of the individual fee bases that are used to calculate KKR’s fees and differs from AUM in the following respects: (i) assets from which KKR does not receive a fee are excluded (i.e., assets with respect to which it receives only carried interest) and (ii) certain assets, primarily in its private equity funds, are reflected based on capital commitments and invested capital as opposed to fair value because fees are not impacted by changes in the fair value of underlying investments.

Equity invested is the aggregate amount of equity capital that has been invested by KKR’s investment funds and carry-yielding co-investment vehicles and is used as a measure of investment activity for KKR and its business segments during a given period. We believe this measure is useful to unitholders as it provides additional insight into KKR’s investments among its investment funds and carry-yielding co-investment vehicles and replaces committed dollars invested. Such amounts include: (i) capital invested by fund investors and co-investors with respect to which KKR is entitled to a carried interest and (ii) capital invested by KKR’s investment funds, including investments made using investment financing arrangements.

Gross dollars invested is the aggregate amount of capital that has been invested by all of KKR’s Public Markets investment vehicles in our private credit non-liquid strategies and is used as a measure of investment activity for a portion of KKR’s Public Markets segment in a given period. We believe this measure is useful to unitholders as it provides additional insight into KKR’s investment of capital across private credit non-liquid strategies for all the investment vehicles in the Public Markets segment. Such amounts include capital invested by fund investors and co-investors with respect to which KKR’s Public Markets business is entitled to a fee or carried interest.

Syndicated capital is generally the aggregate amount of capital in transactions originated by KKR and its investment funds and carry-yielding co-investment vehicles, which has been distributed to third parties in exchange for a fee. It does not include (i) capital invested in such transactions by KKR investment funds and carry-yielding co-investment vehicles, which is instead reported in equity invested and (ii) debt capital that is arranged as part of the acquisition financing of transactions originated by KKR investment funds. Syndicated capital is used as a measure of investment activity for KKR and its business segments during a given period, and we believe that this measure is useful to unitholders as it provides additional insight into levels of syndication activity in KKR's Capital Markets segment and across its investment platform.

Uncalled commitments are used as a measure of unfunded capital commitments that KKR’s investment funds and carry-paying co-investment vehicles have received from partners to contribute capital to fund future investments. We believe this measure is useful to unitholders as it provides additional insight into the amount of capital that is available to KKR’s investment funds to make future investments. Uncalled commitments are not reduced for investments completed using fund-level investment financing arrangements.

Adjusted units are used as a measure of the total equity ownership of KKR that is held by KKR & Co. L.P. (including equity awards issued under the Equity Incentive Plan), KKR Holdings and other holders of securities exchangeable into common units of KKR & Co. L.P. and represent the fully diluted unit count using the if-converted method. We believe this measure is useful to unitholders as it provides an indication of the total equity ownership of KKR as if all outstanding KKR Holdings units, equity awards issued under the Equity Incentive Plan and other exchangeable securities had been exchanged for common units of KKR & Co. L.P.

Core interest expense is used by management as an alternative measurement of interest expense incurred by KKR on a segment basis and excludes interest expense related to debt obligations from investment financing arrangements related to certain of KKR’s investment funds, investment vehicles and principal investments and also excludes interest expense incurred by KFN. The financing arrangements excluded from core interest expense are not direct obligations of the general partners of KKR’s private equity funds or its management companies, and in the case of debt obligations of KFN are non-recourse to KKR beyond the assets of KFN. On a segment basis, interest expense is included in net interest and dividends within total investment income. We believe this measure is useful to unitholders as it provides an indication of the amount of interest expense borne by KKR excluding interest expense that is allocated to KKR’s investment funds, other noncontrolling interest holders and KFN. Additionally, we believe this measure is useful for analyzing KKR’s ability to service its debt obligations other than the debt obligations of KFN.

Book value is a measure of the net assets of KKR’s reportable segments and is used by management primarily in assessing the unrealized value of KKR’s investment portfolio, including carried interest, as well as KKR’s overall liquidity position. We believe this measure is useful to unitholders as it provides additional insight into the assets and liabilities of KKR excluding the assets and liabilities that are allocated to noncontrolling interest holders. Book value differs from KKR & Co. L.P. partners’ capital on a GAAP basis primarily as a result of the exclusion of ownership interests attributable to KKR Holdings.

Cash and short-term investments represent cash and liquid short-term investments in high-grade, short-duration cash management strategies used by KKR to generate additional yield on our excess liquidity and is used by management in evaluating KKR’s liquidity position. We believe this measure is useful to unitholders as it provides additional insight into KKR’s available liquidity. Cash and short-term investments differ from cash and cash equivalents on a GAAP basis as a result of the inclusion of liquid short-term investments in cash and short-term investments.

Return on equity measures the amount of net income generated as a percentage of capital invested in KKR’s business. Return on equity is calculated by dividing Economic Net Income (Loss), After Taxes on a trailing twelve-month basis by the average book value during the period.

Cash return on equity measures the amount of cash income generated as a percentage of capital invested in KKR’s business. Cash return on equity is calculated by dividing Distributable Earnings, net of taxes on a trailing twelve-month basis by the average book value during the period.

KKR
EXHIBIT A
KKR'S PORTION OF TOTAL UNCALLED COMMITMENTS TO ITS INVESTMENT FUNDS
(Amounts in thousands)

Uncalled Commitments
Private Markets
European Fund IV	$184,700
Energy Income and Growth Fund	157,300
North America Fund XI	129,700
Global Infrastructure Investors II	116,900
Real Estate Partners Europe	100,000
Real Estate Partners Americas	99,900
European Fund III	66,300
Asian Fund II	49,100
2006 Fund	22,700
Co-Investment Vehicles	69,500
Other Private Markets Funds	12,500
Total Private Markets Commitments	1,008,600

Public Markets
Special Situations Fund	19,600
Special Situations Fund II	117,200
Mezzanine Fund	6,500
Lending Partners	14,000
Lending Partners II	33,300
Lending Partners Europe	39,500
Other Alternative Credit Vehicles	78,800
Total Public Markets Commitments	308,900

Total Uncalled Commitments	$1,317,500

KKR
EXHIBIT B
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO KKR & CO. L.P. PER COMMON UNIT - BASIC (GAAP BASIS)
TO ENI AFTER TAXES PER ADJUSTED UNIT (UNAUDITED)
(Amounts in thousands, except common unit and per common unit amounts)

	Quarter Ended
	September 30, 2015	June 30, 2015	September 30, 2014

Net income (loss) attributable to KKR & Co. L.P. per common unit - Basic	$(0.42)	$0.84	$0.21
Weighted Average Common Units Outstanding - Basic	452,165,697	446,794,950	419,961,455
Net income (loss) attributable to KKR & Co. L.P.	(190,588)	376,306	89,938
Plus: Net income (loss) attributable to noncontrolling interests held by KKR Holdings L.P.	(166,078)	325,703	100,910
Plus: Non-cash equity-based charges	67,821	69,478	83,950
Plus: Amortization of intangibles and other, net	10,186	37,910	204,676
Plus: Income tax (benefit)	(7,390)	30,547	29,267
Economic net income (loss)	(286,049)	839,944	508,741
Less: Provision for income tax (benefit)	(19,505)	44,836	47,361
Less: Equity-based charges associated with the KKR & Co. L.P. 2010 equity incentive plan	48,252	48,453	42,090
Economic net income (loss) after taxes	(314,796)	746,655	419,290
Weighted Average Adjusted Units	851,704,303	852,128,762	835,957,683
Economic net income (loss) after taxes per adjusted unit	$(0.37)	$0.88	$0.50

	Nine Months Ended
	September 30, 2015	September 30, 2014

Net income (loss) attributable to KKR & Co. L.P. per common unit - Basic	$1.03	$1.31
Weighted Average Common Units Outstanding - Basic	444,675,159	364,127,956
Net income (loss) attributable to KKR & Co. L.P.	456,225	478,194
Plus: Net income (loss) attributable to noncontrolling interests held by KKR Holdings L.P.	398,633	588,500
Plus: Non-cash equity-based charges	213,849	254,435
Plus: Amortization of intangibles and other, net	45,306	262,300
Plus: Income tax (benefit)	39,295	57,145
Economic net income (loss)	1,153,308	1,640,574
Less: Provision for income tax (benefit)	46,566	90,272
Less: Equity-based charges associated with the KKR & Co. L.P. 2010 equity incentive plan	148,970	122,320
Economic net income (loss) after taxes	957,772	1,427,982
Weighted Average Adjusted Units	850,644,918	787,502,790
Economic net income (loss) after taxes per adjusted unit	$1.13	$1.81

KKR
EXHIBIT B (CONTINUED)
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO KKR & CO. L.P. (GAAP BASIS)
TO ECONOMIC NET INCOME (LOSS), FEE RELATED EARNINGS, FEE AND YIELD EARNINGS, FEE AND YIELD EBITDA, TOTAL DISTRIBUTABLE EARNINGS, AND TOTAL EBITDA (UNAUDITED)
(Amounts in thousands)

	Quarter Ended
	September 30, 2015	June 30, 2015	September 30, 2014

Net income (loss) attributable to KKR & Co. L.P.	$(190,588)	$376,306	$89,938
Plus: Net income (loss) attributable to noncontrolling interests held by KKR Holdings L.P.	(166,078)	325,703	100,910
Plus: Non-cash equity-based charges	67,821	69,478	83,950
Plus: Amortization of intangibles and other, net	10,186	37,910	204,676
Plus: Income tax (benefit)	(7,390)	30,547	29,267
Economic net income (loss)	(286,049)	839,944	508,741
Plus: Income attributable to segment noncontrolling interests	2,902	4,383	5,189
Less: Total investment income (loss)	(274,384)	383,650	207,216
Less: Net carried interest	(98,697)	355,136	181,111
Fee related earnings	89,934	105,541	125,603
Plus: Net interest and dividends	48,637	75,406	82,254
Fee and yield earnings	138,571	180,947	207,857
Plus: Depreciation and amortization	3,745	3,918	3,777
Plus: Core interest expense	30,429	30,750	23,347
Fee and yield EBITDA	172,745	215,615	234,981
Less: Depreciation and amortization	3,745	3,918	3,777
Less: Core interest expense	30,429	30,750	23,347
Less: Net interest and dividends	48,637	75,406	82,254
Plus: Realized cash carry, net of realized cash carry allocated to carry pool	159,175	151,336	147,615
Plus: Net realized investment income - KKR (ex-KFN)	67,942	195,408	192,146
Plus: Net realized investment income - KFN	42,134	56,258	52,903
Less: Local income taxes and noncontrolling interests	10,070	17,136	13,450
Total distributable earnings	349,115	491,407	504,817
Plus: Depreciation and amortization	3,745	3,918	3,777
Plus: Core interest expense	30,429	30,750	23,347
Plus: Local income taxes and noncontrolling interests	10,070	17,136	13,450
Total EBITDA	$393,359	$543,211	$545,391

	Nine Months Ended
	September 30, 2015	September 30, 2014

Net income (loss) attributable to KKR & Co. L.P.	$456,225	$478,194
Plus: Net income (loss) attributable to noncontrolling interests held by KKR Holdings L.P.	398,633	588,500
Plus: Non-cash equity-based charges	213,849	254,435
Plus: Amortization of intangibles and other, net	45,306	262,300
Plus: Income tax (benefit)	39,295	57,145
Economic net income (loss)	1,153,308	1,640,574
Plus: Income attributable to segment noncontrolling interests	10,907	11,597
Less: Total investment income (loss)	329,887	648,025
Less: Net carried interest	521,547	633,100
Fee related earnings	312,781	371,046
Plus: Net interest and dividends	174,718	153,850
Fee and yield earnings	487,499	524,896
Plus: Depreciation and amortization	11,544	11,952
Plus: Core interest expense	86,511	60,952
Fee and yield EBITDA	585,554	597,800
Less: Depreciation and amortization	11,544	11,952
Less: Core interest expense	86,511	60,952
Less: Net interest and dividends	174,718	153,850
Plus: Realized cash carry, net of realized cash carry allocated to carry pool	491,966	597,038
Plus: Net realized investment income - KKR (ex-KFN)	454,827	630,749
Plus: Net realized investment income - KFN	138,257	89,285
Less: Local income taxes and noncontrolling interests	40,778	35,520
Total distributable earnings	1,357,053	1,652,598
Plus: Depreciation and amortization	11,544	11,952
Plus: Core interest expense	86,511	60,952
Plus: Local income taxes and noncontrolling interests	40,778	35,520
Total EBITDA	$1,495,886	$1,761,022

KKR
EXHIBIT B (CONTINUED)
RECONCILIATION OF KKR & CO. L.P. PARTNERS' CAPITAL (GAAP BASIS)
TO BOOK VALUE AND BOOK VALUE PER ADJUSTED UNIT (UNAUDITED)
(Amounts in thousands, except common unit and per common unit amounts)

	As of	As of
	September 30, 2015	December 31, 2014

KKR & Co. L.P. partners’ capital	$5,658,646	$5,382,691
Noncontrolling interests held by KKR Holdings L.P.	4,482,900	4,661,679
Equity impact of KKR Management Holdings Corp. and other	90,017	73,855

Book value	10,231,563	10,118,225
Adjusted units	851,670,762	838,020,974
Book value per adjusted unit	$12.01	$12.07

RECONCILIATION OF CASH AND CASH EQUIVALENTS (GAAP BASIS)
TO CASH AND SHORT-TERM INVESTMENTS (UNAUDITED)
(Amounts in thousands)

	As of	As of
	September 30, 2015	December 31, 2014

Cash and cash equivalents	$1,756,918	$918,080
Liquid short-term investments	305,715	203,305
Cash and short-term investments	$2,062,633	$1,121,385

KKR
EXHIBIT C
RECONCILIATION OF WEIGHTED AVERAGE GAAP COMMON UNITS OUTSTANDING - BASIC TO WEIGHTED AVERAGE ADJUSTED UNITS (UNAUDITED)

The following table provides a reconciliation of KKR's Weighted Average GAAP Common Units Outstanding to Weighted Average Adjusted Units.

	Quarter Ended
	September 30, 2015		June 30, 2015	September 30, 2014
Weighted Average GAAP Common Units Outstanding - Basic	452,165,697		446,794,950	419,961,455
Adjustments:
Weighted Average Unvested Common Units and Other Securities (a)	—	(c)	35,856,541	32,058,287
Weighted Average GAAP Common Units Outstanding - Diluted	452,165,697		482,651,491	452,019,742
Adjustments:
Weighted Average KKR Holdings Units (b)	365,717,358		369,477,271	383,937,941
Weighted Average Unvested Common Units and Other Securities (a)	33,821,248	(c)	—	—
Weighted Average Adjusted Units	851,704,303		852,128,762	835,957,683

	Nine Months Ended
	September 30, 2015		September 30, 2014
Weighted Average GAAP Common Units Outstanding - Basic	444,675,159		364,127,956
Adjustments:
Weighted Average Unvested Common Units and Other Securities (a)	35,663,176		32,104,872
Weighted Average GAAP Common Units Outstanding - Diluted	480,338,335		396,232,828
Adjustments:
Weighted Average KKR Holdings Units (b)	370,306,583		391,269,962
Weighted Average Adjusted Units	850,644,918		787,502,790

RECONCILIATION OF GAAP COMMON UNITS OUTSTANDING - BASIC TO ADJUSTED UNITS AND ADJUSTED UNITS ELIGIBLE FOR DISTRIBUTION (UNAUDITED)

The following table provides a reconciliation of KKR's GAAP Common Units Outstanding to Adjusted Units and Adjusted Units Eligible for Distribution.

	As of		As of
	September 30, 2015		December 31, 2014
GAAP Common Units Outstanding - Basic	453,251,950		433,330,540
Unvested Common Units and Other Securities (a)	33,787,971		27,493,685
GAAP Common Units Outstanding - Diluted	487,039,921		460,824,225
Adjustments:
KKR Holdings Units (b)	364,630,841		377,196,749
Adjusted Units	851,670,762		838,020,974
Adjustments:
Unvested Common Units and Unvested Other Securities (a)	(30,707,727)		(24,373,441)
Adjusted Units Eligible For Distribution	820,963,035		813,647,533

(a)	Represents equity awards granted under the KKR & Co. L.P. 2010 Equity Incentive Plan and other securities that are exchangeable into KKR & Co. L.P common units. The issuance of common units of KKR & Co. L.P. pursuant to such equity awards or other securities dilutes KKR common unitholders and KKR Holdings pro rata in accordance with their respective percentage interests in the KKR business.
(b)	Common units that may be issued by KKR & Co. L.P. upon exchange of units in KKR Holdings L.P. for KKR common units.
(c)	Unvested common units and other securities are excluded from the calculation of diluted earnings per common unit on a GAAP basis because inclusion of such unvested common units and other securities would be anti-dilutive (decrease the loss per common unit).

CONTACT:
Investor Relations:
Kohlberg Kravis Roberts & Co. L.P.
Craig Larson, +1-877-610-4910 (U.S.) / +1-212-230-9410
investor-relations@kkr.com
or
Media:
Kohlberg Kravis Roberts & Co. L.P.
Kristi Huller, +1-212-750-8300
media@kkr.com